Exhibit 10.1



           [ON THE LETTERHEAD OF DEUTSCHE BANK AG, LONDON BRANCH]

                              AMENDMENT LETTER


To:  NTL Investment Holdings Limited
     NTL Inc.
     NTL Dover LLC

     c/o NTL House
     Bartley Wood Business Park
     Hook
     Hampshire
     RG27 9UP


Date:   [o] May 2006


Dear Sirs,

AMENDMENT LETTER

We refer to a facilities agreement dated 3 March 2006 (as from time to time amended, varied, novated or supplemented, the "SENIOR FACILITIES AGREEMENT") and made between, NTL Incorporated (formerly known as Telewest Global, Inc.) as Ultimate Parent, NTL Cable plc as Parent, NTL Investment Holdings Limited, Telewest Communications Networks Limited and NTLIH Sub Limited as UK Borrowers, NTL Dover LLC as the US Borrower, Deutsche Bank AG, London Branch, J.P. Morgan Plc, The Royal Bank of Scotland Plc and Goldman Sachs International as Bookrunners and Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent, Deutsche Bank AG, London Branch as Security Trustee, GE Corporate Banking Europe SAS as Administrative Agent, Deutsche Bank AG, London Branch as Original L/C Bank and the financial and other institutions named in it as Lenders and B Facility Lenders.

Save as defined in this Letter, words and expressions defined in the Senior Facilities Agreement shall have the same meanings when used in this Letter.

In this Letter "FIRST AMENDMENT EFFECTIVE DATE" means the date upon which the Facility Agent notifies NTLIH that it has received a copy of this Letter duly countersigned by the Ultimate Parent, NTLIH and the US Borrower.

1.   On and with effect from the First Amendment Effective Date:

(a) each of the parties hereto confirm that this Letter constitutes a Finance Document for the purposes of the Senior Facilities Agreement (and for the avoidance of doubt, the Structure 2 Senior Facilities Agreement);

(b) each of the Ultimate Parent, NTLIH and the US Borrower represent and warrant that it is a company duly organised and validly existing under the laws of its jurisdiction of incorporation with power to enter into this Letter and to exercise its rights and perform its obligations hereunder and all corporate and (subject to paragraphs (d) and (e) of the definition of Reservations) other action required to authorise its execution of this Letter and its performance of its obligations have been duly taken; and

(c) NTLIH agrees pursuant to Clause 38.4 (Amendments and Waivers) of the Senior Facilities Agreement, to reimburse the Facility Agent promptly on demand for all reasonable out-of-pocket costs and expenses (together with VAT or any similar tax), including, without limitation, the reasonable fees and expenses of the Facility Agent's legal advisers, incurred in connection with the negotiation, preparation and execution of this Letter.

2. On and with effect from the First Amendment Effective Date, the parties agree that the Senior Facilities Agreement (and to the extent relevant, the Structure 2 Senior Facilities Agreement) shall be amended in accordance with the provisions set out in the Schedule (The Amendments) of this Letter.

3. The Obligors' Agent confirms, for and on behalf of itself and the other Guarantors, that on and after the First Amendment Effective Date the provisions of the guarantees contained in Clause 29 (Guarantee and Indemnity) of the Senior Facilities Agreement shall remain in full force and effect and shall apply equally to the obligations of NTLIH and the US Borrower in this Letter as if set out in full in this Letter save that references in the Senior Facilities Agreement to "this Agreement" shall be construed as references to the Senior Facilities Agreement as amended pursuant to this Letter.

4. The Facility Agent confirms that the consent of an Instructing Group has been obtained to the amendments to the Senior Facilities Agreement referred to in the Schedule (The Amendments) to this Letter.

5. Save as amended by this Letter, the provisions of the Senior Facilities Agreement shall continue in full force and effect and the Senior Facilities Agreement and this Letter shall be read and construed as one instrument.

6. On and with effect from the First Amendment Effective Date, references in the Senior Facilities Agreement (and for the avoidance of doubt, the Structure 2 Senior Facilities Agreement) to "this Agreement" shall, unless the context otherwise requires, be construed as references to the Senior Facilities Agreement (and Structure 2 Senior Facilities Agreement) as waived or amended by this Letter.

6. This Letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.

7. This Letter is governed by and shall be construed in accordance with English law and the provisions of Clause 48 (Jurisdiction) of the Senior Facilities Agreement shall be deemed to be incorporated in this Letter in full, mutatis mutandis, save that references to "this Agreement" shall be construed as references to the Senior Facilities Agreement as amended pursuant to this Letter.

Please sign, date and return the enclosed copy of this Letter to signify your acceptance and acknowledgement of its terms and conditions.

Yours faithfully

For and on behalf of
DEUTSCHE BANK AG, LONDON BRANCH
as Facility Agent for and on behalf of itself and the other Finance Parties




-------------------------------
Authorised Signatory



-------------------------------
Authorised Signatory

To: Deutsche Bank AG, London Branch, as Facility Agent for and on behalf of itself and the other Finance Parties

We acknowledge receipt of your Letter of [ ] 2006 of which this is a copy and hereby confirm our acknowledgement and agreement to the terms and conditions stated in it.

Yours faithfully





For and on behalf of
NTL INCORPORATED (FORMERLY KNOWN AS TELEWEST GLOBAL, INC.)
as Ultimate Parent




----------------------------------------



For and on behalf of
NTL INVESTMENT HOLDINGS LIMITED
as Borrower and Obligors' Agent for and on behalf of itself and the other Obligors



----------------------------------------



For and on behalf of
NTL DOVER LLC
as US Borrower




----------------------------------------

                                  SCHEDULE

                               THE AMENDMENTS

1.   CLAUSE 1 (DEFINITIONS  AND  INTERPRETATION)  OF THE SENIOR  FACILITIES
     AGREEMENT

(a) The following definitions shall be inserted in Clause 1 (Definitions and Interpretation) of the Senior Facilities Agreement and of the Structure 2 Senior Facilities Agreement, in each case, in alphabetical order:

     "FIRST AMENDMENT EFFECTIVE DATE" has the meaning given to it in an amendment letter dated [o] between the Ultimate Parent, NTLIH, the US Borrower and the Facility Agent.

     "STRUCTURING LONG-STOP DATE" means the 31 July 2006.

     "STRUCTURE 2 OPINIONS" means:

          (a)  an opinion from a big four accounting firm; and

          (b)  an opinion from an internationally recognized law firm,

          in each case:

          (i) substantially in the form approved by the Mandated Lead Arrangers prior to the issuance of any Structure Notice;

          (ii)   issued on the date of the Structure Notice; and

          (iii) to the effect that (i) NTLIH's acquisition of NTL (UK) Group, Inc. shares from NTL (UK) Group, Inc. should not result for US federal income tax purposes in NTL (UK) Group, Inc., the Parent or NTLIH recognising income or gain, and (ii) NTLIH's acquisition of all the stock of Telewest UK in exchange for the NTL (UK) Group, Inc. shares should not result for US federal income tax purposes in the Ultimate Parent, any member of the Ultimate Parent's US consolidated federal tax group, NTL
                 (UK) Group, Inc., the Parent or NTLIH recognising income or gain, in each case, pursuant to the implementation of the steps set out on the pages headed "Post Combination Restructuring - Second Alternative (Structure 2)" of the Steps Paper (including, at the Company's option, alternative Steps 6Y-10Y described therein)."

(b) Paragraph (e) of the definition of "PERMITTED PAYMENTS" in Clause 1 (Definitions and Interpretation) of the Senior Facilities Agreement and of the Structure 2 Senior Facilities Agreement, shall be deleted in its entirety and replaced by the following:

     "(e) any  payments  made  pursuant to and in  accordance  with the Tax
          Cooperation Agreement, provided that:

          (i) a copy of the certification or filings referred to in clause 5 of the Tax Cooperation Agreement, as the case may be, shall have been provided to the Facility Agent not less than five Business Days before such payment is to be made; and

          (ii) any payments made to any Holding Company of NTLIH for the purposes of settling any liabilities owed to the United States Internal Revenue Service which have arisen following delivery of a Structure Notice and implementation of the relevant steps set out in the Steps Paper, in reliance upon the Structure 2 Opinions:

                 (A) at any time prior to and including 31 December 2009, shall not be made without the prior written consent of an Instructing Group; or

                 (B) at any time on or after 1 January 2010, may be made in an amount not exceeding (pound)185 million from cash reserves of the Bank Group and in respect of any amount in excess of (pound)185 million from:

                      (i) any Net Proceeds which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.2 (Repayment from Net Proceeds);

                      (ii) any Excess Cash Flow which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.4 (Repayment from Excess Cash Flow);

                      (iii) any Debt Proceeds which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.5 (Repayment from Debt Proceeds);

                      (iv) any Equity Proceeds which is not required to be applied in or towards prepayment of the Outstandings pursuant to paragraph (a) of Clause 12.6 (Repayment from Equity Proceeds); or

                      (v) the proceeds of any Parent Intercompany Debt or the proceeds of any Equity Equivalent Funding,

                             and provided always that immediately prior to and immediately after such payment, the Bank Group remains in compliance with the financial covenants set out in Clause 23.2 (Ratios) as applicable for the Quarter Date falling immediately prior to such payment and calculated on a pro forma basis after giving effect to such payment;"

(c) The definition of "SHORT TERM NOTE" in Clause 1 (Definitions and Interpretation) of the Senior Facilities Agreement shall be deleted and replaced with the following:

     "SHORT TERM NOTE" means the notes to be issued by one or more Obligors to the US Borrower after the first utilisation of the B1 Facility hereunder".

(d) The definition of "SHORT TERM NOTE" in Clause 1 (Definitions and Interpretation) of the Structure 2 Senior Facilities Agreement shall be deleted and replaced with the following:

     "SHORT TERM NOTE" means the notes to be issued by one or more Obligors to the US Borrower after the first utilisation of the B Facility or B1 Facility hereunder".

(f) The definition of "STRUCTURING COMPLETION DATE" in Clause 1 (Definitions and Interpretation) of the Senior Facilities Agreement and of the Structure 2 Senior Facilities Agreement, shall be deleted and replaced with the following:

     "STRUCTURING COMPLETION DATE" means the date falling 10 Business Days after the Structuring Long-Stop Date".

2.   CLAUSE 24.21 (STEPS PAPER) OF THE SENIOR FACILITIES AGREEMENT

Clause 24.21 (Steps Paper) of the Senior Facilities Agreement shall be deleted and replaced in its entirety by the following:

"24.21  STEPS PAPER

The Ultimate Parent shall (and it shall procure that each member of the Group shall, as applicable) implement each of the steps required for the consummation of the Merger and reorganisation of the Group in accordance with the Steps Paper and in particular, without limitation to the foregoing provision:

(a) to implement each of Steps 1 and 2 set out on the page headed "Combination of NTL and Telewest" of the Steps Paper, culminating in the structure set out on the page headed "Interim Structure After Step 2" such that all of those steps are completed on the Merger Closing Date, and thereafter:

          (i) if a negative IRS Ruling is obtained prior to the Structuring Long-Stop Date or the Company so elects, to implement each of Steps 3 to 8 (including, at the
                 Company's option, the alternative Step 6x described therein) set out on the page headed "Post-Combination Restructuring - First Alternative (Structure 1)" of the Steps Paper, culminating in the structure set out on the page headed "First Alternative (Structure 1) - Final Structure (assumes Step 6)" or the structure set out on the page headed "Post-Combination Restructuring - Alternative Step 6x (Structure 1)", such that all such steps are completed on the same Business Day and in any event by no later than 10 Business Days after such negative IRS Ruling is received, or in the case of the Company's election, by no later than the Structuring Completion Date;

          (ii) if either a positive IRS Ruling or the Structure 2 Opinions are obtained prior to the Structuring Long-Stop Date, at the option of the Borrowers:

                 (1) to deliver a Structure Notice and thereafter to implement each of Steps 3 to 10 (including, at the Company's option, alternative Steps 6Y-10Y described therein) set out on the pages headed "Post Combination Restructuring - Second Alternative (Structure 2)" of the Steps Paper, culminating in the structure set out on the page headed "Second Alternative (Structure 2) - Final Structure", such that all such steps are completed on the same Business Day and in any event, in the case of a positive IRS Ruling, by no later than 10 Business Days after such positive IRS Ruling is received or, in the case of a Structure 2 Opinion, by no later than the Structuring Completion Date; or

                 (2) to implement each of Steps 3 to 8 (including, at the Company's option, the alternative Step 6x described therein) set out on the page headed "Post-Combination Restructuring - First Alternative (Structure 1)" of the Steps Paper, culminating in the structure set out on the page headed "First Alternative (Structure 1) - Final Structure (assumes Step 6)" or the structure set out on the page headed "Post-Combination Restructuring - Alternative Step 6x (Structure 1)", such that all such steps are completed on the same Business Day and in any event, in the case of a positive IRS Ruling, by no later than 10 Business Days after such positive IRS Ruling is received or, in the case of a Structure 2 Opinion, by no later than the Structuring Completion Date; and

          (iii) if a negative IRS Ruling, a positive IRS Ruling or either of the Structure 2 Opinions are not obtained prior to the Structuring Long-Stop Date, to implement each of Steps 3 to 8 (including, at the Company's option, the alternative Step 6x described therein) set out on the page headed "Post-Combination Restructuring - First Alternative (Structure 1)" of the Steps Paper, culminating in the structure set out on the page headed "First Alternative (Structure 1) - Final Structure (assumes Step 6)" or the structure set out on the page headed "Post-Combination Restructuring - Alternative Step 6x (Structure 1)", such that all such steps are completed on the same Business Day and in any event by no later than the Structuring Completion Date;

(b) if the Baseball Effective Date occurs (and Step V1 and V2 described below can be implemented prior to the Structuring Completion Date), to implement each of the Steps V1 and V2 on the page headed "Acquisition of Virgin Mobile Pre-Restructuring", culminating in the structure set out on the page headed "After Virgin Mobile Pre-Restructuring", such that both of those steps are completed on the same Business Day, on a date falling not more than 15 days after the Baseball Effective Date;

(c) if the Baseball Effective Date occurs after the Structuring Completion Date (or Steps V1 and V2 referred to above cannot be implemented before the Structuring Completion Date) and the provisions of either sub-paragraphs (a)(i), (a)(ii)(2) or (a)(iii) above have been implemented, to implement each of the Steps 0a and 0b on the page headed "Structure 1 Acquisition of Virgin Mobile", culminating in the structure set out on the page headed "Structure 1 Post Virgin Mobile Acquisition (assumes Step 6)" or the structure set out on the page headed "Structure 1 Post Virgin Mobile Acquisition (assumes Step 6x)", such that both of those steps are completed on the same Business Day, on a date falling not more than 15 days after the Baseball Effective Date; or

(d) if the Baseball Effective Date occurs after the Structuring Completion Date (or Steps V1 and V2 referred to above cannot be implemented before the Structuring Completion Date) and the provision of sub-paragraph (a)(ii)(1) above has been implemented, to implement each of the Steps 0a and 0b on the page headed "Structure 2 Virgin Mobile Acquisition", culminating in the structure set out on the page headed "Structure 2 Post-Virgin Mobile Acquisition", such that both of those steps are completed on the same Business Day, on a date falling not more than 15 days after the Baseball Effective Date, in each case, with such amendments, variations or modifications as the Ultimate Parent shall deem necessary, provided that no such amendment, variation or modification could reasonably be expected to be materially adverse to the interests of the Lenders."

3.   CLAUSE 25.19 (US BORROWER) OF THE SENIOR FACILITIES AGREEMENT

Paragraph (a) of Clause 25.19 (US Borrower) of the Senior Facilities Agreement and the Structure 2 Senior Facilities Agreement shall be deleted in its entirety and replaced by the following:

"(a) carry on any trade or business,  other than the  management of its own financial affairs and operations to the extent necessary in connection with the Finance Documents and the acquisition and ownership of the Notes, including without limitation, the opening and maintenance of bank accounts outside of the United Kingdom, the granting of loans or other credit, the borrowing of monies, the making of any distributions, and the payment of fees, costs, taxes and other charges properly incurred by it in the conduct of its operations from time to time, provided always that none of the foregoing activities shall render the US Borrower as resident for tax purposes in the United Kingdom;"

4.   CLAUSE 37.2 (ASSIGNMENT OR TRANSFERS BY OBLIGORS)

Clause 37.2 (Assignment or Transfers by Obligors) of the Senior Facilities Agreement and the Structure 2 Senior Facilities Agreement shall be deleted and replaced in its entirety by the following:

"None of the rights, benefits and obligations of an Obligor under this Agreement shall be capable of being assigned or transferred and each Obligor undertakes not to seek to assign or transfer any of its rights, benefits and obligations under this Agreement other than, following not less than 10 Business Days prior consultation with the Facility Agent, an assignment or transfer to another Borrower provided that no Event of Default is continuing or would arise as a result of such assignment or transfer."